                                                                   Exhibit 10.19

       WHENEVER CONFIDENTIAL INFORMATION IS OMITTED HEREIN (SUCH OMISSIONS
      ARE DENOTED BY AN ASTERISK*), SUCH CONFIDENTIAL INFORMATION HAS BEEN
         SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION
                PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                The Gem City Engineering Co. / iRobot Corporation
                      Manufacturing and Services Agreement

                                TABLE OF CONTENTS

1.0    Definitions
2.0    Order fulfillment and forecasting
3.0    Term and termination
4.0    Pricing
5.0    Payments and acceptance
6.0    Warranties
7.0    Delivery
8.0    Intellectual Property
9.0    Indemnification
10.0   Limitation of liability
11.0   Supplier and supplier personnel
12.0   Insurance
13.0   General
14.0   Confidential Information

*    Confidential Treatment Requested.

                The Gem City Engineering Co. / iRobot Corporation
                      Manufacturing and Services Agreement

This Agreement is dated as of July 27, 2004 ("EFFECTIVE DATE"), between iRobot Corporation, a Delaware corporation with a principal place of business at 63 South Avenue, Burlington, MA 01803 ("BUYER", "CUSTOMER" OR "IROBOT") and The Gem City Engineering Co. ("SUPPLIER", "SUPPLIER" OR "GCE"), a Ohio corporation with a principal place of business at 401 Leo St., Dayton, OH, 45404 establishes the basis for a procurement relationship under which Supplier will provide Buyer the Products and Services in Statements of Work and/or Purchase Orders issued under this Agreement.

1.0  DEFINITIONS

     a) AGREEMENT: this Agreement and any relevant Statements of Work ("SOW"), Purchase Order ("PO"), and other attachments or appendices specifically referenced in this Agreement.

     b)   BUYER: iRobot Corporation.

     c)   BUYER PERSONNEL: agents, employees, or contractors engaged by Buyer.

     d) CONFIGURATION: means specific arrangement of sub-assemblies as defined in the SOW as it pertains to Deliverables.

     e) DELIVERABLES: items that Supplier prepares for or provides to Buyer as described in a SOW.

     f) DEVELOPED WORKS: Deliverables including their Externals, developed in the performance of this Agreement that the parties agree that Buyer will own, and does not include Preexisting Materials, Tools, or items specifically excluded in a SOW.

     g) ECO: Engineering Change Order -- a method of submitting and controlling engineering changes to the configuration of products, while in production.

     h) EXTERNALS: any pictorial, graphic, or audiovisual works generated by execution of code and any programming interfaces, languages or protocols implemented in code to enable interaction with other computer programs or end users. Externals do no include the code that implements them.

     i) FORECAST: means the quantity and configuration of Products or Services that Buyer plans to purchase during a specific time.

     j) INVENTORY: all work in process for items subject to a valid Purchase Order including all items of Standard Inventory and Long Lead Time Inventory.

     k) LONG LEAD TIME INVENTORY: items of inventory that need to be ordered more than sixty (60) days in advance to assure timely delivery.

     l) PREEXISTING MATERIALS: items including their Externals, contained within a Deliverable, in which the copyrights are owned by a third party or that Supplier prepared or had prepared outside the scope of the Agreement. Preexisting Materials exclude Tools, but may include material that is created by the use of Tools.

     m) PRICES: the agreed upon payment and currency for Deliverables and Services, including all applicable fees, payments and taxes, as specified in the relevant SOW.

     n) PURCHASE ORDER ("PO"): Customer may order Products by issuing purchase orders to Supplier. Such purchase orders are subject to Suppliers acceptance. Purchase orders may be delivered to Supplier by any reasonable means, including but not limited to postal delivery, courier delivery, facsimile transmission, and electronic mail.

*    Confidential Treatment Requested.


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                The Gem City Engineering Co. / iRobot Corporation
                      Manufacturing and Services Agreement

     o) SCHEDULE: Buyers written delivery requirements as defined in the Forecast, POs and SOW.

     p) SERVICES: contract manufacturing, warranty and/or spare parts services that Supplier provides the Buyer pursuant to the Purchase Order.

     q)   STANDARD INVENTORY: inventory identified in the PO.

     r) STATEMENT OF WORK OR "SOW": any document attached to or included in this Agreement by the mutual agreement of Buyer and Supplier, which describes the Deliverables and Services, including any requirements, specifications, or schedules.

     s)   SUPPLIER: The Gem City Engineering Co. (GCE)

     t) SUPPLIER PERSONNEL: means agents, employees or subcontractors engaged by Supplier.

     u) TMI: Temporary Manufacturing Instruction. Formal instructions to deviate from released documentation. Supplied by Buyer.

2.0  ORDER FULFILLMENT AND FORECASTING

2.1  STATEMENT OF WORK

Supplier will provide the Deliverables and Services as specified in the SOW and Purchase Order. Buyer may request changes to a SOW and Supplier will submit to Buyer the impact of such changes, if any, on both price and schedule, pursuant to Section 2.3. Changes accepted by Buyer will be specified in an amended SOW, ECO or TMI accepted by both parties.

2.2  INSPECTION AND QUALITY CONTROLS

     (a) The Deliverables will be manufactured by the Supplier with services performed with the best workmanship practices in accordance with IPC-A 610 requirements for qualified, careful, trained and efficient workers, and in conformity with the best standard manufacturing practices.

     (b) Buyer has the right to dispatch at its own expense, a Quality Control Engineer to assist the Supplier's Quality Control Engineers for purposes of inspection and supervision of the product being delivered by the Supplier. The Supplier will allow the Buyer unrestricted access to portions of Supplier's plant and facilities in accordance with Supplier visitation guidelines where the Deliverables are manufactured, and shall have the right to exercise quality control with respect to the material and workmanship of the Deliverables. In addition, Buyer shall have the right, during the term of this Agreement, to send its engineers at its own cost and expense to inspect the plant and facilities of the Supplier and to make recommendations to the Supplier regarding Quality Control issues/finding of there process and procedures. Any finding or issues will be documented on the Suppliers Corrective Action Form and disposition through the CAR process. Any recommendations will not be unreasonably rejected by the Supplier without the Buyers concurrence.

     (c) Accurate Quality Control documentation, including all test data/reports will be issued

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                The Gem City Engineering Co. / iRobot Corporation
                      Manufacturing and Services Agreement

          by the Supplier in accordance with this agreement. Reports in the form agreed to by the parties will be sent to Buyer concurrent with each shipment of Deliverables by the Supplier.

2.3  ENGINEERING CHANGE PROCESS

Engineering Change Order (ECO) can be initiated and prepared by the Supplier and Buyer. Once an ECO request is received from the Buyer, Supplier must submit to Buyer within five (5) business days all cost and delivery impacts associated with the proposed ECO change. Prior to implementation of the proposed change by the Supplier, NO changes of any type are allowed without Buyers written authorization in the form of an ECO or Temporary Manufacturing Instruction (TMI) Written authorization may be transmitted as a facsimile or electronically. The Supplier may only accept authorization from the Buyers Purchasing Dept.

All effected changes (documentation, Purchase Orders) by the Supplier must be changed/approved and implemented prior to shipment.

2.4  FORECAST

Buyer will supply a rolling twelve-month forecast, and issue a PO covering the first ninety (90) days of the forecast. The PO will have the flexibility as described in TABLE (1). The rolling Forecast will be updated at least once per month. Forecast reductions will be negotiated with Supplier if orders have been placed based on a previous forecast.

                                    Table (1)

   Forecast                       Suppliers Movement (Pushout)
   --------                       ----------------------------
0 to 30 days    No change in schedule or configuration
31 to 60 days   *% of forecasted units can change in schedule only
61 to 90 days   *% of forecasted units can change in schedule and configuration

* When changing a configuration from "Scout" to an "EOD" leadtimes will be based upon current inventory levels availability of long lead items.

Buyer may make Configuration and Schedule changes as defined in Table (1) with a maximum pushout of 30 days, all relevant charges to rescheduling and reconfiguring will revert to termination charges described in Section 3.3.

Supplier agrees to support Forecast and demand increases, at a minimum, to the following levels: *% increase over the baseline Forecast with twelve (12) weeks notice from Buyer; *% increase over the baseline Forecast with sixteen (16) weeks notice from Buyer. Increase of demand above the *% level is to be negotiated on an as needed basis. Prices set forth on SOW are based upon Forecast. To the extent the Forecast is accelerated, the prices may be subject to adjustment as outlined in Section 4.

All Forecasts and revisions thereto will be transmitted by Buyer.

*    Confidential Treatment Requested.


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                The Gem City Engineering Co. / iRobot Corporation
                      Manufacturing and Services Agreement

Buyer may, at its option, require Supplier to "ship in place," Product scheduled for delivery within one (1) weeks, and shall pay Supplier per the standard payment terms of this Agreement, as if Product had been delivered. Any products shipped in place, Buyer will assume risk of ownership.

3.   TERM AND TERMINATION

3.1  TERM

All SOW's and PO's with respect to Deliverables and Services acquired by Buyer on or after the Effective Date will be covered by this Agreement. This Agreement will remain in effect for two (2) calendar years. This Agreement may be renewed by a written amendment consented to by Supplier and Buyer, which written amendment shall specify the renewal period and the terms and conditions to be applicable during the renewal period.

3.2  TERMINATION OF THIS AGREEMENT

     Either party may terminate this Agreement, without any cancellation charge, for (i) a material breach of this Agreement by the other party if such breach is not cured within thirty (30) days of receipt of written notice of such material breach or, (ii) if the other party becomes insolvent or files or has filed against it a petition in bankruptcy, to the extent permitted by law. Such termination will be effective at the end of a thirty (30) day written notice period if the petition in bankruptcy remains uncured or if Supplier has not provided an action plan acceptable to the Buyer.

3.3  TERMINATION OF A SOW OR PO

     Buyer may terminate a SOW or a PO with cause effective immediately or without cause with ninety (90) days written notice. Upon termination, in accordance with Buyer's written direction, Supplier will immediately: (i) cease work; (ii) prepare and submit to Buyer an itemization of all completed and partially completed Deliverables and Services; (iii) deliver to Buyer, deliverables satisfactorily completed up to the date of termination at the agreed upon Prices in the relevant SOW; and (iv) deliver upon request any work in process. In the event Buyer terminates, Buyer will compensate Supplier for the actual and reasonable expenses incurred by Supplier for work in process up to and including the date of termination, including the value of all unused Standard Inventory and Long Lead Time Inventory.

4.0  PRICING

     4.1 INITIAL PRICING. Prices for the Deliverables shall be as set forth in EXHIBIT A and are priced based on the date of delivery pursuant to
          Section 7. The prices for the Spares will be consistent with prices in the costed BOM for the system; provided the spares are forecast and ordered in conjunction with systems, Spares lists including prices for spares ordered with system or separately are set forth in EXHIBIT C and EXHIBIT D. Any discrepancy between the forecasted quantity and the actual purchase quantity may

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                The Gem City Engineering Co. / iRobot Corporation
                      Manufacturing and Services Agreement

          constitute a price change. The Supplier in good faith will make all attempts to minimize Buyers exposure. Additional pricing for Deliverables described in any SOW or PO will be based on Buyers annual Forecast. Prices quoted by the Supplier include testing as defined by Buyer. All prices are in U.S. dollars and all invoices and payments shall be calculated and paid in U.S. dollars.

     4.2 PRICING. Beginning for orders to be delivered on or after January 2, 2005, the Buyer and Supplier will review prices every three (3) months. Any approved change to prices shall be in writing and added to EXHIBIT A.

     4.3 NON-CANCELABLE/NON-RETURNABLE ITEMS. Buyer and Supplier will agree upon a list of Non-Cancelable/Non-Returnable items listed in EXHIBIT B, each with a corresponding minimum purchase quantity. Exhibit B will be reviewed and revised on an as needed basis. On January 15th of each year, Price will be consistent with the cost in the system's costed BOM. Supplier may request in writing that Buyer address any Non-Cancelable/Non-Returnable items. Within thirty (30) days after receipt of notification, Buyer shall in good faith notify GCE when it will prepare for disposition of the Deliverable(s) by negotiating carrying costs with Supplier and making payment to Supplier. Supplier shall provide evidence in written form and supporting documentation and substance reasonably satisfactory to Buyer.

     4.4 LONG LEAD ITEMS. To meet required lead times as defined in Buyers forecast Supplier may be required to procure long lead items for Standard Material.-. To minimize potential Buyer's exposure Supplier should provide the required list for review and agreement between Buyer and Supplier prior to Supplier procuring long lead items.

     4.5 COST SAVINGS. Both Buyer and Supplier are committed to reducing the costs of manufacturing the Deliverables, and thereby reducing the prices for the Deliverables. These cost savings shall be pursued by the parties individually and collectively and shall be handled as follows:

          4.5.1 BUYER IDENTIFIED NON-ECO CHANGES. If Buyer identifies cost savings that do not require an ECO, the Supplier will lower the price on EXHIBIT A an equivalent amount for all purchases for which the change is implemented.

          4.5.2 BUYER INITIATED ECO CHANGES. If Buyer identifies an ECO that it believes should reduce the cost to manufacture a Deliverables, it shall provide to Supplier information pursuant to Section 2.3. The Supplier will then submit to Buyer within * (*) business days all cost and delivery impacts associated with the described change. Buyer will then, in its sole discretion, provide written authorization to proceed with the change. If Buyer authorizes the change, Supplier will lower the price on EXHIBIT A an equivalent amount for all purchases for which the change is implemented.

*    Confidential Treatment Requested.


6

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                The Gem City Engineering Co. / iRobot Corporation
                      Manufacturing and Services Agreement

          4.5.3 SUPPLIER IDENTIFIED NON-ECO CHANGES. If the Supplier identifies cost savings that do not require an ECO, the price on Exhibit A will be adjusted accordingly.

          4.5.4 Supplier and Buyer jointly identify design or manufacturing changes, the Buyer and/or Supplier shall provide to Supplier information pursuant to Section 2.3 necessary to evaluate the change. The Supplier will then submit to Buyer within * (*) business days all cost and delivery impacts associated with the described change. Buyer will then, in its sole discretion, provide written authorization to proceed with the change. If Buyer authorizes the change, the Supplier will lower the price on EXHIBIT A an amount for all purchases for which the change is implemented as follows:

   Month of Delivery     Reduction in Price in Exhibit A
   -----------------     -------------------------------
July-August 2004         *% of identified cost saving
Sept.-Nov. 2004          *% of identified cost saving
Dec. 2004 - March 2005   *% of identified cost saving

               The above reductions in Price will apply for the 3 months worth of production following implementation of the cost savings. After 3 months, 100% of the cost savings will be applied to the Prices in Exhibit A.

          4.5.5 COST SAVINGS AND MATERIAL MARKUP. Supplier charges a * percent (*%) mark-up on material purchases. This markup percentage including markup on Supplier non-value added subassemblies (e.g. batteries, PCC) will be reviewed and may be adjusted based on agreement between Buyer and Seller on January 15 and July 15 of each year. Where Buyer consigns a component or subsystem Supplier shall reduce its mark-up to Buyer to *%.

          4.5.6 LABOR RATE REVIEW. Labor rates will be reviewed and adjusted accordingly on April 1 and October 1 of each year.

     4.6 ADDITIONAL COST ADDERS. Buyer will approve in writing the expenditure of any additional cost adders.

          4.6.1 OVERTIME LABOR CHARGES. Overtime labor charges may only be charged to Buyer where Buyer, in writing, authorizes the use of overtime labor to accelerate the delivery of Deliverables. Overtime labor charges are defined as those hours spent per employee in excess of 8 hours per day (but not including Sundays or holidays) and may be billed at 1.5 times the current rate. Sunday and holiday hours will be billed at 2 times current rate.

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                The Gem City Engineering Co. / iRobot Corporation
                      Manufacturing and Services Agreement

          4.6.2 TRIP CHARGES. Charges for any travel must be pre-approved in writing by Buyer. Under no circumstance shall meal per diems exceed $50 per day per person.

     4.7 MONTHLY REPORTING. On the first Monday of each calendar month, Supplier shall provide an accurate and complete costed bill of materials (BOM) including all applicable markup and labor rates, and labor times for each subassembly.: Frequency of reporting will be reviewed on a quarterly basis.

5.   PAYMENTS AND ACCEPTANCE

Terms for payment will be specified in the relevant SOW or PO. Payment of invoices will not be deemed acceptance of Deliverables or Services, but rather such Deliverables or Services will be subject to inspection, test, and rejection in accordance with the acceptance or completion criteria as specified in the relevant SOW, product and process documentation. Buyer may, at its option, either reject Deliverables or Services that do not comply with the acceptance or completion criteria, or require Supplier, upon Buyer's written instruction, to repair or replace such Deliverables or re-perform such Service, without charge and in a timely manner.

     - Terms for payment will be * days from receipt of invoice through September 2004.

     - Terms for payment will be * days from receipt of invoice from October 2004 through December 2004.

     - Terms for payment will be * days from receipt of invoice will be considered starting January 1, 2005

     - In the case of time and material engineering efforts, invoices will be submitted every two weeks and payment will be *.

6.   WARRANTIES

6.1. ONGOING WARRANTIES

Supplier warrants to Buyer that, for a period of twelve (12) months from delivery, each Deliverable will conform in all material respects to Buyer's written specifications for the item and will be free from defects in materials and workmanship. Supplier's obligation under this warranty is limited to, at Supplier's option, repairing or replacing, at Supplier's option, at Supplier's facility or at the then current location of the Deliverable, any Deliverable or parts thereof that Supplier determines not to conform to this warranty. Buyer shall promptly notify Supplier in writing of any alleged defects in the Deliverables and specifically describe the problem. Supplier will pay the costs of transporting repaired or replaced Deliverables back to Buyer or Buyer's customer and will reimburse Buyer for costs of transporting items to Supplier.

*    Confidential Treatment Requested.


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                The Gem City Engineering Co. / iRobot Corporation
                      Manufacturing and Services Agreement

Supplier makes the following ongoing representations and warranties: (i) it has the right to enter into this Agreement and its performance of the Agreement will not violate the terms of any contract, obligation, law, regulation or ordinance to which it is or becomes subject; (ii) no claim, lien, or action exists or is threatened against Supplier that would interfere with Buyer's rights under this Agreement; (iii) workmanship for a period of one year from the date of acceptance and will conform to the warranties, specifications and requirements in this Agreement for the time period from the date of final acceptance as specified in the relevant SOW; and (iv) Services will be performed using reasonable care and skill and in accordance with the relevant SOW.

7.   DELIVERY

7.1. DELIVERY LOGISTICS

Delivery will be FOB: Dayton, Ohio

7.2. ON-TIME DELIVERY

Deliverables and Services will be delivered as specified in the relevant SOW. Starting January 1, 2005, if Supplier cannot comply with a delivery commitment, Supplier will promptly notify Buyer of a revised delivery date. By no fault of Supplier, late deliveries of any Deliverables except for unforecasted Deliverables and Spare Parts (as measured by adherence to the Ship Date on the most recent Release or contractual committed lead-time) will result in, at Buyer's option, a price reduction (or debit to Supplier's account) on such late Deliverables of * percent (*%) after two (2) calendar days late, with an addition * percent (*%) after ten (10) calendar days late, with a cap of * percent (*%) of the value of the late deliverable.

8    INTELLECTUAL PROPERTY

8.1  USE OF TRADEMARKS

Use of Buyer's trademark or trademarks and model names by which the Deliverables shall be known shall be limited for use by Supplier on units of the Deliverables as will be manufactured and sold to Buyer, and the Supplier agrees that it shall not use any such trademarks or model names on any other products of Supplier or on any publicly available information, including but not limited to press releases, without the prior written consent of Buyer. The provisions herein shall not be construed as the grant of a license on such trademarks or model names to Supplier, and Buyer shall be and remain the sole owner of such trademarks and/or model names, whether registered or unregistered.

9.   INDEMNIFICATION

*    Confidential Treatment Requested.


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                The Gem City Engineering Co. / iRobot Corporation
                      Manufacturing and Services Agreement

9.1. GENERAL INDEMNIFICATION

Supplier will defend, hold harmless and indemnify, including attorney's fees, Buyer and Buyer Personnel against claims that arise or are alleged to arise as a result of negligent or intentional acts or omissions of Supplier or Supplier Personnel or breach by Supplier of any term of this Agreement. Buyer will defend, hold harmless, and indemnify, including Attorney's fees, Supplier and Supplier's Personnel against claims that arise or are alleged to arise as a result of negligence or intentional acts or omissions of Buyer or Buyer personnel or breach by Buyer of any term of this Agreement.

9.2. INTELLECTUAL PROPERTY INDEMNIFICATION

Supplier will defend, or at Buyer's option cooperate in the defense of, hold harmless and indemnify, including attorney's fees, Buyer and Buyer Personnel from claims that Supplier's Deliverables or Services infringe the intellectual property rights of a third party, including the use of such Deliverables or Services as instructed by Supplier. If such a claim is or is likely to be made, Supplier will, at its own expense, exercise the first of the following remedies that is practicable: (i) obtain for Buyer the right to continue to use and sell the Deliverables and Services consistent with this Agreement; (ii) modify, or have Buyer, modify the Deliverables or Services so they are non-infringing and in compliance with this Agreement.

9.3. EXCEPTIONS TO INDEMNIFICATION

Supplier will have no obligation to indemnify Buyer or Buyer Personnel for claims that Supplier's Deliverables or Services infringe the intellectual property rights of a third party to the extent such claims arise as a result of:
(i) Buyer's combination of Deliverables or Services with other products or services not foreseeable by Supplier; (ii) Supplier's implementation of a design originated solely by Buyer; or (iii) Buyer's modification of the Deliverables except for intended modifications required for use of the Deliverables. Buyer will defend, hold harmless and indemnify, including attorneys fees, Supplier and Supplier Personnel from all claims of third party's arising under the claims described above in this Section 9.3.

10.  LIMITATION OF LIABILITY

Except for liability under Section 9 (entitled Indemnification), in no event will either party be liable to the other for any lost revenues, incidental indirect, consequential, special or punitive damages. In no event will either party be liable for the respective actions or omissions of its Affiliates under this Agreement.

11.  SUPPLIER AND SUPPLIER PERSONNEL

Supplier is an independent contractor and this Agreement does not create an agency relationship between Buyer and Supplier or Buyer and Buyer Personnel. Buyer assumes no liability or

*    Confidential Treatment Requested.


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                The Gem City Engineering Co. / iRobot Corporation
                      Manufacturing and Services Agreement

responsibility for Supplier Personnel. Supplier will: (i) ensure it and Supplier Personnel are in compliance with all laws, regulations, ordinances, and licensing requirements; (ii) be responsible for the supervision, control, compensation, withholdings, health and safety of Supplier Personnel; (iii) ensure Supplier Personnel performing Services on Buyer's premises comply with Buyer's On Premises Guidelines; and (iv) inform Buyer if a former employee of Buyer will be assigned work under this Agreement, such assignment subject to Buyer approval.

12.  INSURANCE

Supplier will maintain at its expense: (i) comprehensive general or public liability insurance with a minimum limit per occurrence or accident of $1,000,000; (ii) workers' compensation or employer's liability as required by local law, such policies waiving any subrogation rights against Buyer; and (iii) automobile liability insurance as required by local statute but not less than $1,000,000 if a vehicle will be used in the performance of this Agreement. Insurance required under this Subsection will name Buyer as an additional insured with respect to Buyer's insurable interest, will be primary or non-contributory regarding insured damages or expenses, and will be purchased from insurers of sound internationally recognized financial standing.

13.  GENERAL

13.1. AMENDMENT

This Agreement may only be amended by a writing specifically referencing this Agreement which has been signed by authorized officers of the parties.

13.2. ASSIGNMENT

Neither party will assign their rights or delegate or subcontract their duties under this Agreement to third parties or affiliates without the prior written consent of the other party, such consent not to be withheld unreasonably, except that either party may assign this Agreement in conjunction with the sale of a substantial part of its business utilizing or performing this Agreement. Any unauthorized assignment of this Agreement is void.

13.3. CHOICE OF LAW AND FORUM; WAIVER OF JURY TRIAL; LIMITATION OF ACTION

This Agreement and the performance of transactions under this Agreement will be governed by the laws of the Commonwealth of Massachusetts. Subject to the Dispute Resolution portion of this Agreement, the parties expressly waive any right to a jury trial regarding disputes related to this Agreement. Unless otherwise provided by applicable law without the possibility of contractual waiver or limitation, any legal or other action related to this Agreement must be commenced no later than two (2) years from the date on which the cause of action arose.

13.4. COMMUNICATIONS

*    Confidential Treatment Requested.


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                The Gem City Engineering Co. / iRobot Corporation
                      Manufacturing and Services Agreement

All communications between the parties regarding this Agreement will be conducted through the parties' representatives as specified in the relevant SOW.

Any notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, electronic, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid, addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

FOR IROBOT:                                         FOR GCE:
Mr. Robert "Knob" Moses                             Mr. David D. Harry
iRobot Corporation                                  The Gem City Engineering Co.
63 South Avenue                                     401 Leo St.
Burlington, MA 01803                                Dayton, Ohio 45404

                                                    WITH A COPY TO:

iRobot Corporation                                  Mr. Timothy E. O'Meara
63 South Avenue                                     The Gem City Engineering Co.
Burlington, MA 01803                                401 Leo St.
Attn: Legal Department                              Dayton, Ohio 45404

                      NOTICES FOR ECOS OR CHANGES TO A SOW:

iRobot Corporation                                  Mr. David Meyer
63 South Avenue                                     The Gem City Engineering Co.
Burlington, MA 01803                                401 Leo St.
Attn: G&I, Director of Manufacturing                Dayton, Ohio 45404

13.5. EXCHANGE OF INFORMATION

Unless required otherwise by law, all information exchanged by the parties will be considered non-confidential. If the parties require the exchange of confidential information, such exchange will be made under a confidentiality agreement. The parties will not publicize the terms or conditions of this Agreement in any advertising, marketing, or promotional materials, except as may be required by law, provided the party publicizing obtains any confidentiality available. Supplier will use information regarding this Agreement only in the performance of this Agreement. For any business personal information relating to Supplier Personnel that Supplier provides to Buyer, Supplier has obtained the agreement of the Supplier Personnel to release the information to Buyer and to allow Buyer to use such information in connection with this Agreement.

13.6. FORCE MAJEURE

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                The Gem City Engineering Co. / iRobot Corporation
                      Manufacturing and Services Agreement

Neither party will be in default or liable for any delay or failure to comply with this Agreement due to any act beyond the control of the affected party, excluding labor disputes, provided such party immediately notifies the other.

13.7. PRIOR COMMUNICATIONS AND ORDER OF PRECEDENCE

This Agreement replaces any prior oral or written agreements or other communication between the parties with respect to the subject matter of this Agreement, excluding any confidential disclosure agreements. In the event of any conflict in these documents, the order of precedence will be: (i) the quantity, payment and delivery terms of the relevant PO; (ii) the relevant SOW; (iii) this agreement; and (iv) the remaining terms of the relevant PO.

13.8. RECORD KEEPING AND AUDIT RIGHTS

Supplier will maintain (and provide to Buyer upon request) relevant accounting records to support invoices under this Agreement and proof of required permits and professional licenses, for a period of time as required by local law, but not for less than three (3) years following the completion or termination of the relevant SOW. All accounting records will be maintained in accordance with generally accepted accounting principles.

13.9. SURVIVAL

The provisions set forth in the following Sections and Subsections of this Agreement will survive after termination of this Agreement and will remain in effect until fulfilled: "Ongoing Warranties", "Warranty Remedies", "Intellectual Property", "Indemnification", "Limitation of Liability", "Record Keeping and Audit Rights", "Choice of Law and Forum; Waiver of Jury Trial; Limitation of Action", "Exchange of Information", and "Prior Communications and Order of Precedence".

13.10. WAIVER

An effective waiver under this Agreement must be in writing signed by the party waiving its right. A waiver by either party of any instance of the other party's noncompliance with any obligation or responsibility under this Agreement will not be deemed a waiver of subsequent instances.

13.12 DISPUTE RESOLUTION

Supplier and Buyer mutually agree to the settlement by arbitration of all claims or controversies each party may have against the other relating in any manner whatsoever to this Agreement or its terms. Except for the right to obtain provisional remedies or interim relief, which right is preserved without any waiver of the right to arbitration, arbitration under this Agreement shall be the exclusive remedy for all such arbitrable claims. Supplier and Buyer also agree that arbitration

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                The Gem City Engineering Co. / iRobot Corporation
                      Manufacturing and Services Agreement

shall be held in Boston, Massachusetts, and shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitrator(s) shall have the authority to award or grant both legal, equitable and declaratory relief. Such arbitration shall be final and binding on the parties. Supplier and Buyer agree that in the event that any action, either civil or arbitral is brought to enforce this Agreement by either Supplier or Buyer, the prevailing party shall be entitled to an award of all attorneys' fees and legal costs, in addition to other relief. Notwithstanding the use of AAA, discovery will be conducted under the federal rules of evidence.

13.13 COMPLIANCE WITH LAWS

The Supplier and Supplier Personnel shall not use or disclose any Proprietary Information or other information furnished hereunder in any manner contrary to the laws and regulations of the United States of America, or any agency thereof, including but not limited to, the Export Administration Regulations of the U.S. Department of Commerce, the International Traffic in Arms Regulation of the U.
S. Department of State, and the Industrial Security Manual for Safeguarding Classified Information of the Department of Defense. It is understood that certain Deliverables under this Agreement are "controlled" under the Export Administration Regulations of the U.S. Department of Commerce, and/or the International Traffic in Arms Regulation of the U. S. Department of State, and therefore restrictions on employees may apply.



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                The Gem City Engineering Co. / iRobot Corporation
                      Manufacturing and Services Agreement

ACCEPTED AND AGREED TO:                 ACCEPTED AND AGREED TO:
IROBOT CORPORATION                      THE GEM CITY ENGINEERING CO.


By: /s/ R.L. Moses         7/27/04       By /s/ Timothy E. O'Meara   7/27/04
    -------------------   -----------      -----------------------  ----------
Signature                 Date          Signature                   Date

*    Confidential Treatment Requested.


R.L. Moses                               Timothy E. O'Meara
-------------------------------------   ----------------------------------------
Printed Name                            Printed Name

Director of Operations                   V.P. Sales & Marketing
-------------------------------------   ----------------------------------------
Title & Organization                    Title & Organization


63 South Ave. Burlington, MA  01803       401 Leo St.  Dayton, OH  45404
-------------------------------------   ----------------------------------------
Buyer Address                           Supplier Address


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                The Gem City Engineering Co. / iRobot Corporation
                      Manufacturing and Services Agreement

                                    EXHIBIT A
                                     PRICING

                              EOD PRICING SCHEDULE

               JUNE 2004  JULY 2004  AUG. 2004  SEPT. 2004  OCT. 2004  NOV. 2004  DEC. 2004  JAN. 2005  FEB. 2005  MAR. 2005
               ---------  ---------  ---------  ----------  ---------  ---------  ---------  ---------  ---------  ---------
SELLING PRICE      $*         $*         $*         $*          $*         $*         $*         $*         $*         $*

                             SCOUT PRICING SCHEDULE

               JUNE 2004  JULY 2004  AUG. 2004  SEPT. 2004  OCT. 2004  NOV. 2004  DEC. 2004  JAN. 2005  FEB. 2005  MAR. 2005
               ---------  ---------  ---------  ----------  ---------  ---------  ---------  ---------  ---------  ---------
SELLING PRICE      $*         $*         $*         $*          $*         $*         $*         $*         $*         $*

-    Price for a complete Scout for April 2005 - XXX   $*

-    Orders for Scouts must be received with EOD's orders per the forecast

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                The Gem City Engineering Co. / iRobot Corporation
                      Manufacturing and Services Agreement

                                    EXHIBIT B
                 NON-CANCELABLE/NON-RETURNABLE, LONG LEAD ITEMS

     LONG LEAD ITEMS
     ---------------
PN   DESCRIPTION       MANUFACTURER   QUANTITY   UNIT COST**   EXTENDED**
--   ---------------   ------------   --------   -----------   ----------
 *          *                *            *           *             *

** PRICING WILL BE REVIEWED AND APPROVED ON AN ITEM BY ITEM BASIS, AND WILL BE CONSISTENT WITH SYSTEM'S COST IN SUPPLIER'S COSTED BOM

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                The Gem City Engineering Co. / iRobot Corporation
                      Manufacturing and Services Agreement

                                    EXHIBIT C
                             EOD SPARE PARTS PRICING

        EOD SPARES KIT
        -------------------------
  PN    DESCRIPTION                 KIT QTY   UNIT COST**   KIT COST**
-----   -------------------------   -------   -----------   ----------
  *                 *                  *           *             *
11065   TOTAL EOD SPARES KIT COST                               $*

** PRICING TABLE WILL BE MODIFIED TO ADD COLUMNS TO REFLECT WHETHER SPARES ARE PURCHASED AT THE TIME OF SYSTEM'S PURCHASE OR SEPARATELY. ABOVE PRICING REFLECT SEPARATE SINGLE UNIT PURCHASE.

*    Confidential Treatment Requested.


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                The Gem City Engineering Co. / iRobot Corporation
                      Manufacturing and Services Agreement

                                    EXHIBIT D
                            SCOUT SPARE PARTS PRICING

          SCOUT SPARES KIT
          ---------------------------
   PN     DESCRIPTION                   KIT QTY   UNIT COST**   KIT COST**
-------   ---------------------------   -------   -----------   ----------
   *                   *                   *           *             *
8244-02   TOTAL SCOUT SPARES KIT COST                               $*

** PRICING TABLE WILL BE MODIFIED TO ADD COLUMNS TO REFLECT WHETHER SPARES ARE PURCHASED AT THE TIME OF SYSTEM'S PURCHASE OR SEPARATELY. ABOVE PRICING REFLECT SEPARATE SINGLE UNIT PURCHASE.

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                   GEM CITY ENGINEERING AND IROBOT CORPORATION
                   EARLY PAYMENT DISCOUNT AND REBATE PROGRAMS

Effective Date of Programs

     - The Early Payment Discount Program relates to all invoices associated with product/spares shipped between April 1 and December 31, 2005

     - For purposes of determining achievement against the Quarterly targets, we are referring to shipments by GCE of all product/spares during iRobot's fiscal quarters which are as follows:

               -    Q2-05: April 1 through July 2, 2005

               -    Q3-05: July 3 through October 1, 2005

               -    Q4-05: October 2 through December 31, 2005

     - For purposes of determining achievement against the Annual targets, we are referring to shipments by GCE of all product/spares between January 1 and December 31, 2005

Description of Early Payment Discount Program

     - iRobot receives a *% discount off invoice price for payments made within 10 calendar days of receipt of faxed invoice - GCE Accounting will fax the invoice and packing slip within 24 hours of shipment. Original invoice will also be mailed.

     - Payment must be received by GCE no later than the 10th calendar day after iRobot receipt of faxed invoice.

     - The applicability of the *% discount for invoices that contain discrepancies (which oftentimes take a few days to resolve) will be handled on a case-by-case basis - If there is a problem with an invoice, iRobot will short pay only the line item in question and pay the balance of the invoice.

     - Irobot will notify Gem City Engineering (Libby Young - Accounting) within 48 hours of receipt of invoice of any discrepancy.

     - Libby Young at GCE will send a weekly open invoice report every Monday.

     -    IRobot will wire transfer payment of invoices to:

               Account Name:          The Gem City Engineering Co.
               Financial Institution: National City Bank
                                      6 North Main Street
                                      Dayton, OH 45412-2790
               Account Number:        *
               Bank Routing Number:   *
               Bank Swift Code:       *

Description of Quarterly Rebate Program

     - iRobot receives rebates based on invoice prices for the value of all shipments that occur within a quarter based upon the following table.


* Confidential Treatment Requested.

 Quarterly Rebate Program
--------------------------
 Shipment Values
----------------    Rebate
From       To      Percent
----   ---------   -------
 $0        $*         *%
 $*        $*         *%
 $*    And above      *%

Description of Annual Rebate Program

     - iRobot receives rebates based on invoice prices for the value of all shipments that occur within the period from January 1 through December 31, 2005 based upon the following table.

   Annual Rebate Program
--------------------------
 Shipment Values
----------------    Rebate
From       To      Percent
----   ---------   -------
 $0        $*         *%
 $*        $*         *%
 $*        $*         *%
 $*        $*         *%
 $*    And above      *%

Settlement of Rebate Programs

     - iRobot will provide GCE with a summary of shipments and the calculation of the associated rebate within 10 days after the end of its fiscal quarter/year.

     - GCE will review and provide iRobot with either a confirmation that the calculation of the rebate is correct or a corrected calculation by the 20th of the month following the quarter/year

     - Payment of the rebate by GCE to iRobot will occur on the 30th day following the end of the quarter/year

David Beauregard                        PAUL HEINRICH
Print Name                              Print Name

Director, Financial Reporting           C. F. O.
Title                                   Title


/s/ David Beauregard                    /s/ PAUL HEINRICH
-------------------------------------   ----------------------------------------
Signature                               Signature

8/11/05                                 8/12/05
Date                                    Date

* Confidential Treatment Requested.